UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 10, 2008

JMAR Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10505	68-0131180
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

10905 Technology Place, San Diego, CA 92127
(Address of Principal Executive Officers, Zip Code)

Registrant's telephone number, including area code: (858) 946- 6800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective on October 10, 2008 the Company’s Board of Directors approved a four year agreement retaining the consulting services of Nationwide Solutions, Inc (NSI) to provide business, financial and related services to the Company and/or its subsidiaries and affiliates as the Board may designate. NSI shall receive compensation for the services rendered consisting of (i) options to purchase shares of common stock of the Company, exercisable at $0.0001 per share, in the amount of 12,268,103 options with two year vesting, commencing April 1, 2009 and (ii) an annual consulting fee of $120,000 for each calendar year, payable monthly in arrears. NSI is a Canadian corporation.

Item 3.02 Unregistered Sales of Equity Securities.

On October 10, 2008 the Company issued the options to NSI to purchase shares of common stock of the Company as described in Item 1.01 above, which is incorporated herein by this reference. The issuance was in a transaction exempt from registration under Section 4(2) of the Securities Act of 1933.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

October 17, 2008	By:	/s/ C. Neil Beer
Name: C. Neil Beer
Title: Chief Executive Officer